Exhibit 99.1

[LETTERHEAD OF LAZARD FRERES & CO. LLC]

The Board of Directors

STERIS Corporation

5960 Heisley Road

Mentor, OH 44060

The Board of Directors:

We hereby consent to the inclusion of our opinion letter, dated October 12, 2014, to the Board of Directors of STERIS Corporation (“STERIS”) as Annex E to, and reference thereto under the headings “SUMMARY — Opinion of STERIS’s Financial Advisor” and “THE MERGER — Opinion of Lazard Frères & Co. LLC — Financial Advisor to STERIS” in, the proxy statement/prospectus relating to the proposed transaction involving STERIS and Synergy Health plc, which proxy statement/prospectus forms a part of the Registration Statement on Form S-4 of New STERIS Limited (the “Registration Statement”). By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

LAZARD FRERES & CO. LLC

By:	/s/ Stephen H. Sands

November 26, 2014